CUSIP No. 913837100                                          Page 13 of 13 pages
          ---------



                                    EXHIBIT A
                            JOINT REPORTING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of Universal Stainless & Alloy Products, Inc. is being filed on behalf of each of the parties named below.

Dated:  February 14, 2006

THE PABRAI INVESTMENT FUND II, L.P.

         By:  Dalal Street, LLC, Its General Partner

                  By:    /s/ Mohnish Pabrai
                       ---------------------------------------------------------
                         Mohnish Pabrai, Chief Executive Officer


PABRAI INVESTMENT FUND 3, LTD.

         By:     /s/ Mohnish Pabrai
              ------------------------------------------------------------------
                 Mohnish Pabrai, President


THE PABRAI INVESTMENT FUND IV, L.P.

         By:  Dalal Street, LLC, Its General Partner

                  By:    /s/ Mohnish Pabrai
                       ---------------------------------------------------------
                         Mohnish Pabrai, Chief Executive Officer


DALAL STREET, LLC

          By:     /s/ Mohnish Pabrai
               -----------------------------------------------------------------
                  Mohnish Pabrai, Chief Executive Officer




/s/ Harina Kapoor
-----------------------------------------------------------------
Harina Kapoor


/s/ Mohnish Pabrai
-----------------------------------------------------------------
Mohnish Pabrai